EXHIBIT 10.24

MERIT INCREASE STATEMENT FOR EXPATRIATES

Pellegrini Mateo

Philip Morris International

2012 MERIT INCREASE – EFFECTIVE 1 APRIL 2012

Current Annual Base Salary    :                CHF 910,092.00
Merit Increase            :                3.29%
New Annual Base Salary    :                CHF 940,008.00
Comparatio/Position in Range :                22.0%

Your new salary will be implemented together with the April 2012 payroll.

Since 2008, all expatriates have one unique Merit review date in April. If this is the first time you are part of the Expat Merit cycle and your home merit review date differs from April, your merit increase already includes the necessary prorated adjustment.